Exhibit 16.1
June 13, 2012

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE:           China Rongxin Chemical Holdings Group, Inc.

File Ref. No. 000-54215

We have read the statements of China Rongxin Chemical Holdings Group, Inc.  pertaining to our firm included under Item 4.01 of Form 8-K dated June 7, 2012 and agree with such statements as they pertain to our firm.

Regards, WEBB & COMPANY, P.A. Certified Public Accountants

1500 Gateway Boulevard, Suite 202 ● Boynton Beach, FL  33426
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